Exhibit 10.18

[ENGLISH TRANSLATION ONLY FOR CONVENIENCE.

NOT AN OFFICIAL TRANSLATION.]

Lease Contract

THIS LEASE CONTRACT (Contract), made between

The Lessor, Tianjin Changhe Heli Investment Company (Limited partnership),
Beijing Sales Business Segment (Changhe)

Address: Room 2102, 21/F, GohighLanfeng Tower, #98 S.Sanhuan Rd.,
Chaoyang District, Beijing 100122

Email: zhangzhifang@gohighfund.com

Tel: 13911582951

As "Party A" hereinafter and

The Lessee, Beijing Wenhua Cultural Development Co. Ltd.

Address: Room 501, 5/F, GohighLanfeng Tower, #98 S.Sanhuan Rd.,
Chaoyang District, Beijing 100122

Email: durong1215@126.com

Mobile: 13501196727

As "Party B" hereinafter

Changhe and Zhongtulian are collectively referred to as the "Parties", and individually as the "Party".

Purpose

This Contract is made to define lease of the premise more particularly set forth hereinafter. For this end, the Parties rely on equality and freewill basis and negotiation hereby agreed as follows:

Terms of Agreement

1. General

The premise to lease is identified as "Premise" hereinafter. Information as to this Premise, lease period, rent, security deposit, PMF (Property management fee), and standard rate as to miscellaneous charges as well as payment terms are referred to Schedule 1 appended hereinafter.

2. Lease purpose & utilization policy

1. Changhe admits and Zhongtulian recognizes this Premise has and serves complex purpose as per housing planning (Purpose). Zhongtulian undertakes to utilize this Premise subject to this Purpose. Zhongtulian may and shall at its sole discretion, decide whether this Purpose will meet its true intention of premise utilization, and shall thereby accept liability for such utilization on its own. On no circumstance shall Changhe accept any liability and obligation whatsoever for this Purpose adequate or not to satisfy Zhongtulian's intention of premise utilization.

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2. Zhongtulian shall comply with provisions as prescribed by Changhe and PSP (Property service provider appointed to manage the Tower at which this Premise is housed), including but without limitation to Tenant Handbook and Decoration Works Manual (collectively the "Settlement Documents"). These Settlement Documents are constituted as integral part to this Contract. Without prejudice to Zhongtulian's business activity in ordinary course, PSP shall and may change these Settlement Documents at any time with view to the Tower, as the case may be. These Settlement Documents after the latest change shall thereby become a part integrated to this Contract and Zhongtulian shall otherwise be duly informed of these Settlement Documents after such change under written notice.

3. Rent, miscellaneous charges, payment terms

1. Zhongtulian has the duty to settle payables as identified in this Contract. These payables shall include but without limited to the Rent (charges payable to Changhe at Zhongtulian’s account to settle possession of this Premise for lease period), PMF (Property management fee) and Miscellaneous Charges (Collectively the "Payables").

Zhongtulian's failure to settle the Payables is constituted as Event of Default. This Event of Default and/or failure to have Changhe and PSP thereby compensated at financial loss that arises from the same Event of Default shall entitle Changhe / PSP (but not obligated) to deduct compensation sum at such financial loss from Security Deposit (defined hereinafter). After deduction, Zhongtulian shall suffice the Security Deposit 3 days since after deduction date; provided the part of Security Deposit to suffice is waivered from interest accrual. This Security Deposit after deduction of receivables due to Changhe/PSP is refundable at termination of this Contract 30 days only after Zhongtulian has fulfilled obligations as identified in the Contract (provided always the part of Security Deposit to refund is not accrued of bearing interest). Where this Premise is caused to renew taken valid as from expiry of the Lease Period (defined hereinafter), the balance of Security Deposit previously paid is accepted to become a part of deposit applicable to renewal period and refundable at excess sum or payable due from Zhongtulian at receivable sum.

2. The date at which Changhe/ PSP has receipt of non-cash payment for these Payables via transfer to specified account is constituted as settlement date (Settlement Date)and Zhongtulian is thereby deemed to have fulfilled payment duty.

Changhe/PSP may change opening bank and account; provided Zhongtulian shall be prior informed under a 10 business days notice in writing.

3. If the Settlement Date is an off day (non-business day), these Payables shall be made at the final business day preceding the non-business day.

4. Any tax that arises from this Contract shall be spilt to settle at each Party's account in accordance with legal statutes. After payment of the Rent, PMF and Miscellaneous Charges, Changhe/PSP (beneficiary) shall invoice at receivables, except the Security Deposit (receipt is issued against Security Deposit after receipt). Zhongtulian is aware and understands that Changhe/PSP is waivered from issue of deductible VAT invoice. In this case, Changhe/PSP is thereby reduced to the liability to have Zhongtulian compensated or indemnified against failure to issue the deductible VAT invoice.

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4. Delivery, renewal, return

1. At contract execution, Zhongtulian has full receipt of status quo that reflects the Premise and the Tower and facilities adjacent (e.g. roads, buildings), state of ownership in title of Premise and the Tower, government approvals, as well as possible influence that may arise from utilization of this Premise. After due investigation, Zhongtulian has acquired the facts above without question and whereby agrees to settle at Changhe's delivery of this Premise (Delivery) at AS IS state (including physical & legal state). On no occasion shall Zhongtulian claim any compensation due from Changhe on the ground of ambiguity over the Premise at delivery.

2. This Premise at AS IS state shall be caused to deliver for Zhongtulian's settlement three (3) days since after date of the first down payment of the Rent and Security Deposit payable to Changhe (Delivery). Zhongtulian and Changhe shall process settlement procedures to take effect this Delivery. This Delivery is deemed to complete since after field survey/inspection and key delivery. The date at which Zhongtulian and Changhe sign and seal on the Delivery Summary is deemed as Delivery Date. If the delivery procedures are failed to process at scheduled or the Delivery Summary is failed to sign, the third day after receipt of the first down payment of the Rent and Security Deposit from Zhongtulian is accepted as the Delivery Date and Changhe shall thereby be deemed to have fulfilled its duty of premise delivery. The Lease Period, Rent Holiday (inclusive of decoration works period) identified in this Contract are kept intact without change.

3. Zhongtulian may reflect intention to renew the Lease Period under a notice in writing (Renewal Notice) three (3) months prior to its end. At equal terms and conditions, Zhongtulian has the priority to renew the Lease Period; provided renewal details shall be caused to define under prior negotiation with Changhe together. After post-negotiation acceptance, Changhe may enter into renewal agreement with Zhongtulian to take effect another Lease Period. Zhongtulian shall be treated to waiver renewal so long as this Renewal Notice is late to issue or renewal agreement is failed to sign three (3) months on and before the current Lease Period at its expiry. In this case, the Contract shall end at its expiry.

4. This Premise shall be returned to Changhe three (3) days since after end of this Contract. At return, this Premise shall be in clean and good conditions. Within the Premise, corridor walls after previous removal (these walls after removal shall be replaced with glass walls, whose upper opening has vent to enable air circulation) shall be recovered back to the initial state. Return procedures are processed together only after these walls are completed for recovery. After removal of private goods off from this Premise and return of the key, Zhongtulian shall return the premise to Changhe and finish conducting the procedures that deregister/change the Premise as registered place of business (e.g. energy supply account is ascribed to Zhongtulian in its name, this account shall be transferred to Changhe or its designee of third party seven (7) days since after contract end); sign Delivery Summary with Changhe to acknowledge the Premise at return. This Delivery Summary is worked to reflect the state of Premise at return only and Zhongtulian is not thereby treated as fully discharged its duty to return, unless this Delivery Summary has Changhe's notes that acknowledge this Premise meets return conditions and this return has taken effect. Zhongtulian shall use efforts to process and finish troubles or defects as mentioned in the Delivery Summary to take effect the return and removal or may alternatively appoint Changhe to do so in its stead; provided Changhe shall thereby be paid compensation to cover the cost of services as appointed above.

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For the purpose of remnants left at the Premise at end of return period, Zhongtulian consents these remnants are vested to Changhe as title owner through conveyance without charge. Changhe is at liberty to dispose these remnants and charge at Zhongtulian's account to settle disposal costs. If this Premise is late to return, Zhongtulian shall, at cancellation/termination date of this Contract, settle possession fee, PMF and miscellaneous charges at the sum twice as much as the standard rate of current daily rent and PMF payable to Changhe for late period and otherwise have Changhe compensated at resulting loss of any description that arises from late return. This compensation is valid until the Premise is returned at the state consistent to return conditions as identified herein; provided that possession fee and compensation sum are not workable as continuation to take effect premise renewal or lease.

In addition to the agreements above, Changhe may, immediately after the end date of this Contract, take action to cease energy supply and provision of PMS to the Premise in full or in part; change premise door lock, vacate the Premise; remove or dispose Zhongtulian's goods such as decorations, facilities installed at the Premise(the right to remove or dispose shall not be interpreted as Changhe's duty to keep decorations, facilities with due prudence, and Changhe is waivered from compensation due to Zhongtulian) ; provided costs in removal or disposal above are at Zhongtulian's charge to settle.

5. Premise-Decoration works, renovation

1. Zhongtulian may access to the Premise to commence decoration works (Decoration Works) only after payment of the first down payment of the Rent, PMF, Security Deposit and other payables (including decoration works deposit, provisional water supply & power feed bills to which Zhongtulian's contractor of decoration works is allowed to settle) and receipt of written approval from Changhe/PSP and government authority to design plans (construction drawings inclusive) and to the Decoration Works(Collectively the "Decoration Design Plan"; the same as hereinafter). Since this Delivery is taken effect, Zhongtulian shall comply with Tower' rules and regulations (collectively the "Policy"); accept legal liability for the Premise and; settle insurance fee and Miscellaneous Charges in connection with the Premise. This Decoration Design Plan upon Changhe/PSP approval shall not thereby reduce Zhongtulian's duties, obligations and liabilities as identified in this Contract, nor constitute as Changhe/PSP security that assures this Decoration Design Plan meeting legal conformance.

2. Upon contract execution, Zhongtulian shall present the Decoration Design Plan (construction drawings inclusive) to Changhe/PSP prior to the commencement of Decoration Works at site of the Premise. The Decoration Design Plan (construction drawings inclusive) after presence requires Changhe/PSP to deliver after-review opinions in writing. Zhongtulian shall rely on these opinions to amend the Decoration Design Plan (construction drawings inclusive), comply with provisions and restrictions specified in Changhe/PSP's internal documents (e.g. Tenant Handbook, Decoration Works Manual) and depend on decoration works drawings and specifications upon approval by local competent fire department as basis to commence the Decoration Works to renovate the Premise.

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3. These Decoration Works are bound to Changhe/PSP's schedules and management rules. Zhongtulian shall have these schedules and rules been taken into full account. These schedules and rules are rejected as basis to request for change in Lease Period, Rent Holiday and levy any compensation upon Changhe for payment.

4. If Zhongtulian or Zhongtulian's appointed contractor of decoration works is attributable to failure to pay off the first down payment of the Rent, PMF, Security Deposit and Miscellaneous Charges (decoration works security deposit inclusive)or; late delivery of Decoration Design Plan to Changhe and PSP (this delivery shall be deemed as due receipt under written approval from Changhe and PSP) or; failure to obtain Changhe/PSP approval for this Decoration Design Plan or; late delivery of this Decoration Design Plan filed with fire department or government department or; failure to obtain approval or; existing defaults otherwise, Changhe and PSP may thereby reject to take effect decoration procedures. In this case, the Lease Period and Rent Holiday are not whereby changed and Changhe is waivered from any liability whatsoever for late commencement of Decoration Works.

5.Changhe and PSP may supervise Zhongtulian and its appointed contractor’s activity that carries out these Decoration Works at the Premise (provided always that works in connection with air-conditioning system, fire system, electro mechanic engineering works and upholstery works installed at public area shall be assigned to contractor specified by Changhe/PSP to carry out). In the period of works, Zhongtulian shall correct/ reconstruct such construction works that conflict with the Decoration Design Plan after Changhe/PSP approval, at Changhe/PSP demand at any time and; shall otherwise bear the cost that arises from correction/ reconstruction above and construction hours at its account.

6. These Decoration Works shall be managed to process consistent to national and regional specifications. Without Changhe’s consent, these Decoration Works shall be processed in a way not cause to damages to Changhe's existing construct, facilities and house structure; hindrance or influence on the Tower's extent of facilities and plants to work in regular state of applications; physical injury/property damages to Changhe or any third party; influence on Changhe and other tenants to carry out ordinary business activities (Zhongtulian's business activities inclusive).

7. Zhongtulian’s intention to renovate or reconstruct the Premise shall be caused to obtain prior Changhe & PSP approval. In connection with this Decoration Design Plan, Zhongtulian has the duty to obtain approval necessary for the works with respect to government program, environment protection, fire considerations, business registration (if any) and settles the particular approval costs. Changhe has the duty and may assist to obtain approval, review and license above within reasonable extent.

8. Zhongtulian shall comply with Changhe & PSP instructions and managing policy to process construction activities in the period of Decoration Works (including incoming and outgoing construction, decoration materials, construction team and vehicle entry/exit to and from site of works).

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9. Zhongtulian is rejected to commence removal or reconstruction at the Premise; install or take apart any facilities or equipment attached to the Premise; damage the Tower or Premise appearance; post or hang commercial mark, logo, board and promotion materials onto/above outdoor & indoor walling and windows of the Tower; commence any other renovation and reconstruction works to the Tower/Premise, without prior Changhe / PSP approval in writing or approval from competent authority. Zhongtulian has the duty to correct its default in the preceding clause and manage to restore seven (7) business days since after receipt of Changhe’s written notice. Failure to recover shall entitle Changhe to remove added-on facilities & set-ups and restore other than consent under a prior notice, without being charged for compensation. Any cost that arises from after-default removal is at Zhongtulian's account.

10. After completion of the premise’s decoration works, Zhongtulian has the responsibility to obtain fire protection approval or other review procedures (if any) from relevant government departments on its own. Otherwise Changhe or PSP has the right to reject Zhongtulian for entering into the Tower and stop power feed and PMS, due to which Zhongtulian has no right to reject for paying the Rent, PMF, or ask for any kinds of compensation from Changhe or PSP.

12. Any loss/damages that arise from the Decoration Works are at Zhongtulian to compensate.

13. At contract termination, Zhongtulian shall restore reconstruction/decoration works that alterthe Premise’s initial structure. The restoration cost is at Zhongtulian's account without compensation from Changhe.

14. Unless this clause is agreed not to apply or such application is obvious to infringe initial agreements, any existing works within the Lease Period (including restoration works, reconstruction works and renovation works since after contract termination) shall be deemed as Decoration Works which shall be processed in accordance with this clause.

6. Premise- Sublease, transfer/ subtransfer

1. Without Changhe prior consent, Zhongtulian is denied to sublease this Premise (sublease shall mean any form of activity to lease this Premise to third party for utilization or use together). Default in sublease shall entitle Changhe to cancel this Contract. If sublease is accepted under Changhe's consent in writing, Zhongtulian shall accept the joint and several liabilities for tenant. Unless Changhe prior consent, sublease is deemed to take effect if Zhongtulian is one of the followings:

(1) Partner structure has change, in case of partnership;

(2) Death, becoming disabled or insane in case of individual (sole proprietorship inclusive);

(3) Liquidation, dissolution, business combination, M&A, change in shareholders as holder of majority of voting share;

(4) Sublease under other circumstances without prior Changhe’s consent in writing.

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2. Zhongtulian holds none of question as to Changhe's right to sell, dispose, transfer, gift or mortgage this Premise to third party within the Lease Period. When this Premise is caused to transfer by Changhe (i.e. Tianjin Changhe Heli Investment Company (Limited partnership), Beijing Sales Business Segment) as transferor, Zhongtulian will give up the priority to purchase the Premise.

When this Premise is processed by Changhe to transfer, the third party (assignee) may and shall exercise the rights, duties and obligations and liabilities the same as applicable to Changhe as set forth herein. In this case, Changhe is waivered from any rights and duties and obligations and liabilities as transferor. Zhongtulian shall use efforts in every aspect to assist with Changhe to deliver the Premise to take effect assignee settlement. Failure to do so will not thereby reduce assignee's rights, duties and obligations and liabilities, including the ones that the same may succeed to the transferor’s. At the receipt date of Changhe’s notice, Zhongtulian shall settle the Rent payable to the assignee and carry out duties and obligations as prescribed herein, otherwise Zhongtulian shall accept the liability for late payment and other events of default.

7. Rights and obligations

1. In case of Changhe

(1) Changhe shall undertake that it has legal rights, authorizations and powers to lease this Premise. Changhe shall present authorization documents upon authorization by title owner of this Premise (Title Owner) to enter into this Contract. As the Title Owner's designee, Changhe may present as the Title Owner's representative to exercise lessor rights in its name. If Changhe itself is title owner of this Premise, Changhe shall deliver documents to certify title capacity, or shall accept legal liabilities on its part. On the premise that Zhongtulian complies with this Contract in every aspect, Changhe ensures Zhongtulian may utilize this Premise throughout the Lease Period, without disturbance from Changhe and/or its representative (except the circumstances agreed otherwise herein);

(2) Changhe/PSP has and keeps the duty to upkeep public facilities and systems to work in good conditions, maintain public area clean and neat (excluding the area to Zhongtulian's extent under independent rent coverage);

(3) Changhe ensures that power feed to the Premise is distributed in a way regular throughout the Lease Period if only Zhongtulian's activity is consistent to this Contract, except power disruption due to force majeure, power feed service provider or government department or other circumstances as identified herein otherwise;

(4) Changhe/PSP has the right and may select location at lobby, floor and lift area at which this Premise is leased to the Tower's extent, to erect tenant board to present Zhongtulian company name. Location, pattern and production in connection with this tenant board are subjected to Changhe/PSP to define. Zhongtulian name printed onto tenant board is consistent to the designation as specified in premise registration record. After receipt Changhe/PSP notice in writing, Zhongtulian shall pay out board production fee as required;

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(5) Changhe & PSP have the entitlements to inspect the Tower (including in-tower passages, public area, systems, equipment and pipes installed at site of Tower). Changhe or its authorized designee (PSP inclusive) may send team to enter the Premise, intend for purpose as to security, patrol, repair or property maintenance under a prior notice to Zhongtulian; provided Changhe or its authorized designee may access to the Premise to resolve/troubleshoot exceptional occasions or dangerous accidents immediately after occurrence, without prior notice; and Changhe will use the best efforts when exercise of the access right, so as to reduce influence on Zhongtulian’s activity in ordinary course of office hours;

(6) Changhe may change the Tower' s designation under a one-month prior notice; provided such change is not required to obtain Zhongtulian’s opinions or have Zhongtulian thereby compensated;

(7) Changhe or its authorized designee may invite potential tenant to visit the Premise and check in-premise facilities during business hours, valid for the period of 90 days prior to end of this Contract under a prior notice (except Zhongtulian has concluded a prior renewal agreement with Changhe to take effect the Lease Period); provided filed inspection and visit shall be caused to reduce influence on Zhongtulian office;

(8) Changhe has and reserves the right to reconstruct, upgrade any part of this Tower/Premise. In either case, Changhe may terminate this Contract under a prior 30 days notice, return the balance of Security Deposit to Zhongtulian and instruct PSP to return PMF security balance to Zhongtulian; on the part of Zhongtulian, it is waivered to settle the rent attributable to the remaining part of the Lease Period. Under this circumstance, Changhe may continue this Contract without discharge and grant Zhongtulian rent deduction valid for reconstruction/upgrade duration, alternatively;

(9) Changhe may utilize Zhongtulian name, trade name, trade mark, logo, brand applicable to business activities since after contract execution. This utilization is intended to promote this Tower to acquire broader public recognition and Zhongtulian accepts this utilization is at free charge; provided promotion contents shall be restricted to existing business relationship between Changhe and Zhongtulian;

(10) Zhongtulian shall obtain integral approvals in connection with business registration, sanitation (where required), environment protection review (where required), fire protection necessary for this Premise under possession. Changhe may give deliverable where required (e.g. title documents or others equivalent to title ownership) expedient to obtain the said approvals without delay. Changhe is not needed to deliver materials other than title documents or shall accept liability for otherwise. If Changhe’s deliverables are late to present, and are unenforceable, illegal, false or incomplete so as to disable Zhongtulian to settle/possess this Premise, Changhe may postpone the Rent Holiday after recognition, at sole discretion;

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2. In case of Zhongtulian

(1) Zhongtulian has the right to use facilities exclusive to the Premise and public facilities and equipment to the Tower's extent (including but not limited to air-conditioning system, heating set-ups, fire protection/alarm system, lighting facilities, power feed cables, tubing & piping systems) Zhongtulian ensures to protect these facilities from human damages. Zhongtulian ensures to keep in-premise facilities, decorations, equipment and attachments to work in good conditions throughout the Lease Period (unless normal wears and tears). Zhongtulian assures not to alter existing facilities, partitions or install overload goods in excess of standard floor load to the Premise's extent, without receipt of prior Changhe/PSP consent;

(2) Zhongtulian shall obtain prior Changhe/PSP consent in writing as to possession of public area at the Tower, and shall thereby settle the sum such as rent, PMF and Miscellaneous Charges that arise from such possession;

(3) Zhongtulian shall obtain and maintain approvals, permits and licenses (e.g. fire protection approval) in accordance with legal statutes and government policy and ensure to carry out legal business activities; Zhongtulian undertakes to obtain legal and valid business license or incorporation documents and permits and approvals from government departments or competent authorities prior to business activities to carry out at the Premise, and sends printed copies to Changhe; Zhongtulian commits to maintain the said permits and approvals and business license valid for the Lease Period; Zhongtulian commits these permits and approvals and business license are consistent to required rules, in all aspects and bear risks in independent business activities. Changhe shall be waivered from any liability for Zhongtulian’s business pattern, line of business, business strategy, propaganda & promotion activities and other business activities. Zhongtulian shall inform Changhe & PSP of receipt of any notice or summons based on the Premise from relevant government departments within 48 hours in writing.

(4) Zhongtulian shall obtain prior consent from Changhe & PSP and city appearance management authority to install advertisements, logo, light box, post, large commercial presence at indoor & outdoor area to the Tower/Premise’s extent (including but without limitation to corridors, passages, railing, lift car/entrance, staircase, escalators, exit). Zhongtulian shall settle installation cost and process approval procedures (if required) on its own;

(5) Zhongtulian shall maintain fire facilities attached to the Premise and accept safety liability on its own. Zhongtulian shall keep its goods installed and kept to the Premise's extent. Zhongtulian shall maintain security systems and procedures to protect these goods. Changhe/PSP is waivered from safety liability for these goods. Zhongtulian shall buy the required insurance items to cover its personnel and goods (including but without limitation to employer & employee insurance, liability insurance against third party claim, property insurance against exclusive goods and equipment) and maintain these insurance items valid for the Lease Period. Zhongtulian shall accept the liability for resulting loss that arises from incomplete security system. Zhongtulian shall consolidate efforts to better the Premise safe. Changhe / PSP may assist to better safety and security in connection with the Premise, provided this safety and security charges are at Zhongtulian's account;

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(6) Zhongtulian shall reflect damages in the Premise to which it is ascribed under an immediate notice. Changhe/PSP may take action to restore damages when these damages are either acknowledged at notice receipt or within regular inspection and thereby levy restoration cost on Zhongtulian to settle;

(7) Zhongtulian shall not take activities at the Premise dangerous to Changhe/PSP and other tenants, or carry out such business activities that reduce/damage the Tower's public image. Zhongtulian shall not bring any animal (including but without limitation to poultry, pet animals) to the Tower or feed inside. Zhongtulian shall not lodge inside the Tower overnight on any ground;

(8) Zhongtulian commits to keep from any doings that may damage Changhe’s goodwill and name; hindering or affecting tenants adjacent, user's legal rights; disturbing, interfering or upsetting Changhe or others from carrying out ordinary and regular business activities;

(9) Zhongtulian shall not or allow others to carry out such conducts that may invalidate insurance that covers the Tower in full or in part or cause to extra payment of insurance premium. If Zhongtulian’s fault in the preceding clause results in reinsurance or extra premium at Changhe's account, Zhongtulian shall thereby have Changhe compensated at the payable in reinsurance or extra premium or other charges at its charge;

(10) Zhongtulian commits to keep the Premise clean and neat at any time; carry garbage/wastes to specified collection depot, without dumping, discharging or stacking of any goods, furniture, garbage and other articles at public area that may possibly cause to potential safety troubles dangerous to other tenants or users at the Tower;

(11) Zhongtulian may remove its goods off from the Premise for relocation under a prior notice to Changhe/PSP. Zhongtulian shall comply with Changhe/PSP agenda and route to carry out relocation and obtain exit pass. At the Tower, each premise has allocation distribution of 30 watt/square meter power load. Zhongtulian may operate large-power electric equipment under a prior notice to Changhe/PSP to inquire whether power supply is adequate to meet equipment operation purpose (Power feed notice). Changhe/PSP failure to obtain issue of power feed notice from Zhongtulian may alter power current movement to the Premise's extent, Zhongtulian shall thereby settle compensation at resulting loss in the Tower/tenants in this case. Zhongtulian shall not deposit or keep any goods dangerous to the Tower/other persons or such articles and items deemed dangerous and poisonous at the Premise (e.g. weapons, powders, gunpowder, nitre, kerosene or others recognized as flammable, explosive, illegal and hazardous goods);

(12) Zhongtulian shall not take activities in connection with sales, business solicitation, auction and others alike, at any place to the extent of the Tower and the Premise, except receipt of prior Changhe/PSP consent in writing;

(13) Zhongtulian acknowledges it is void of any collaboration relationship with Changhe, unless this relationship is identified under Changhe prior acceptance or specified in agreement entered into with Changhe or served as address for Zhongtulian purpose. Zhongtulian shall not incorporate the words to its business name in Chinese and English, as follows: [高和gohigh], [高和资本gohighcapital],[高和基金gohighfund] and words such as the Tower's designation or the ones alike;

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(14) Zhongtulian shall cause to its personnel (employee, customer, visitor and others) to comply with the same duties, obligations and liabilities to which Zhongtulian shall carry out and accept. Zhongtulian shall accept the several and joint liabilities for its personnel in connection with compensation and indemnification.

8. Contract cancellation, event of default

1. This Contract is accepted to cancel through negotiation together.

2. Since after one of the followings, either parties of Changhe and Zhongtulian may immediately cancel this Contract, without thereby accepting cancellation liability for contract cancellation; provided Changhe shall return the previous receipt of Security Deposit and Rent at balance to Zhongtulian without bearing interests:

(1) This Premise is ascribed to relocation extent due to municipal works to commence under laws;

(2) This Contract has to be discontinued after the Premise has breakage, loss or other damages that disable to take effect regular possession any more, due to earthquake or other force majeure circumstances;

(3) Either parties of Zhongtulian or Changhe goes into bankruptcy or liquidation proceedings;

3. Zhongtulian may cancel this Contract ex parte since after Changhe has one of the events of default as follows. In this case, the Security Deposit and Rent at balance under the previous receipt shall be returned to Zhongtulian without bearing interests and Zhongtulian shall otherwise be compensated at liquidated damages, using the sum twice as much as the Security Deposit:

(1) This Premise is late to deliver for a period of 15 full days;

(2) This Premise at delivery is less than the Purpose as identified herein;

(3) Substantial structure of this Premise at delivery has defects and may expose Zhongtulian to danger.

4. Changhe may cancel this Contract ex parte, immediately after Zhongtulian has one of the events of default as follows.

(1) Has default in payment for the Rent, PMF or Miscellaneous Charges for a period of 15 full days or such default valued at RMB10000 in accumulation;

(2) Take activities to change the Purpose, alter the Premise or damage its substantial structure without prior consent;

(3) Carry out illegal activities under disguise of this Premise;

(4) Fail to correct wrongdoing against the Contract 15 days since after receipt of correction notice.

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When Zhongtulian is ascribed to this Contract caused to early cancel/discontinue, Changhe's previous receipt of the Rent Security Deposit shall become non-refundable sum without return, and Zhongtulian shall be charged at liquidated damages, using the sum twice as much as the Rent payable for the entitled Rent Holiday and Decoration Works Period.

5. After Changhe’s activity to early cancel this Contract due to any cause other than Zhongtulian, the previous receipt of the Rent Security Deposit shall be wholly refunded to Zhongtulian; besides, Zhongtulia shall otherwise be compensated at liquidated damages at the sum equivalent to the Rent Security Deposit. Apart from the refund and liquidated damages, Changhe is waivered from any compensation liability for early cancellation, and this Contract shall take effect cancellation upon issue date of cancellation notice from Changhe. Since after contract cancellation, Changhe and Zhongtulian shall process procedures together to return this Premise.

6. Late payment of the Rent, PMF, and Miscellaneous Charges shall cause to collection of due from Zhongtulian without delay and shall levy liquidated damages on Zhongtulian, using 0.01% of the outstanding payable a day until payable in default is fully collected after payment. Late payment of Miscellaneous Charges will accrue late fee as penalty (imposed by government administrative department). This late fee is at Zhongtulian's account for payment. In this case, Zhongtulian shall otherwise have Changhe or PSP fully compensated at resulting loss that arises from such late payment.

7. Zhongtulian shall correct its default in any item of duties or obligations as per Changhe's instruction within the specified correction timeframe. Failure to do so shall accrue liquidated damages imposed per day, using the rate equivalent to the Daily Rent payable to Changhe until such default is corrected after all. In this case, Changhe may exercise other rights (e.g. suspend energy supply, cease PMS) until Zhongtulian has corrected the default at all.

9. Liability waiver

1. Zhongtulian and Changhe hereby undertake and agree unless any of the consequences (presented hereinafter) to which Changhe is attributable on purpose, Changhe is waivered from any form of legal liability and is not obligated to have Zhongtulian thereby compensated or reduce the Rent due from Zhongtulian:

(1) Damages or losses that result from theft, robbery or criminal case of any description;

(2) Electro mechanic system & plant fault, water supply/drainage breakdown, power leakage/disruption, equipment fault after repair, due to force majeure, exception (Smoke, flood, fire) to which Changheis not ascribed;

(3) Zhongtulian loss caused due to third party (unless such loss is ascribed to Zhongtulian and/or Changhe after investigation);

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(4) Disruption/inconvenience caused due to change in public corridor/passage or restrictions caused from works other than the Premise coverage (repair, reconstruction, decoration work);

(5) Other losses or damages subsisting in Zhongtulian that arise from circumstances other than event of default on the part of Changhe.

2. Zhongtulian shall always be informed immediately after suspension/disruption of water supply, power distribution, or other forms of energy, caused due to local accident, regular repair/maintenance actions processed by water supply/power feed service provider or caused due to exceptions other than Changhe. In either case, Changhe is waivered from liability for suspension /disruption above. If Changhe is ascribed to the suspension /disruption which disables the Premise to work in good conditions for Zhongtulian’s application, Changhe shall use efforts to recover without delay. In the recovery period, Zhongtulian shall settle the Rent and PMF as usual without deduction. Unless expressly defined otherwise herein, Changhe doesn't accept the liability to have Zhongtulian compensated or indemnified for the Premise and its attachments of facilities/equipment and power supply under repair/ upkeep.

10. Solutions for Contract Disputes

The formation of the contract, validity, interpretation, performance, and the settlement of disputes shall apply to the laws in People's Republic of China. Disputes generated when performing this contract should be resolved through negotiation by the two sides. If there is no agreement upon the negotiations, either party shall have the right to file a suit to the local People's Court.

Miscellaneous

1. An agreement can be supplemented as to uncovered matters with the consensus of both parties through consultation. The supplementary agreement and this contract are equally valid.

2. If the house rented by Party B will be used by newly established organization in future, Party B should complete the establishment, which refers to the acquisition of business license or formal establishment document, within 30 days since the enforcement of this contract. Or Party A has the right to terminate this contract. The newly established organization who acquires business license or formal establishment document should sign a third party agreement with the both parties within 3 days since the acquisition to include the partial or whole rights and obligations transferred by Party B in this contract and Party B’s joint liability to the newly established organization.

3. Unless there is clear statement in the contract, Party B is not allowed to refuse to pay or reduce the rent payment, property management fee, deposit or other expenses which should be undertaken by the lessee for any reason according to the contract.

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4. No matter whether Party B takes the rental housing as contact address or not, the rental housing will be always considered as Party B’s valid contact address within the term of lease. Timely written notice is required when there is an address change or appointment of other address. The party who delays the notice is responsible for the caused legal consequence. The receipt date of notice sent out by person is the day the notice arrives at the appointed address (the receipt document signed by the opposite side will be considered as delivery certificate). The receipt date of notice delivered by post will be considered as three days after the issue date (the mail delivery record of express companies will be considered as delivery certificate). Documents (including but not limited to documents such as property management related rules) stuck on marked positions of the leaser or property company building and indwelling files on proper positions (including mailbox) in the rental housing can be seen as reasonable notice for the lessee. The date of lien or posting will be considered as the receipt date.

5. This contract is valid since the date of signature or stamp by both parties. This contract is in quadruplicate and two copies for each party with equal legal effect.

(The end of Text)

Party A: Tianjin Changhe Heli Investment Company (Limited partnership),

Beijing Sales Business Segment (seal)

Person in Charge (or Authorized Representative): (signature)

Party B: Beijing Wenhua Cultural Development Co. Ltd. (seal)

Person in Charge (or Authorized Representative): (signature)

Signature Date: April 28, 2014

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Appendix I Main Clauses of Leasing Contract

1. Inherited from the former development organization Tianjin Shihao Business Information Consulting Center (general partnership), the rental housing (hereinafter referred to as the original house) is located in Room 501, GohighLanfeng Tower, Block 1 of #98 S.Sanhuan Rd., Chaoyang District, Beijing, and the lease area (the area of structure) is 107 square meters; Please refer to Appendix II for the plan of the expanded house. The house is rented by Party B for office use only and the above-mentioned areas subject to the measured areas stated in housing ownership certificates.

2. The lease term of the house is from March 20, 2014 to March 19, 2015; When the above-mentioned leases expire, the both parties agree to continue the leases and renewed lease will expire on March 19, 2018.

1) The lease term of the house is from March 20, 2014 to March 19, 2015. Party A offers Party B periods of decoration works and free rent lasting for five months and three days. The two-month decoration works period is from March 20, 2014 to May 19, 2014; the first one-month rent-free period is from July 20, 2014 to August 19, 2014; the second one-month rent-free period is from October 20, 2014 to November 19, 2014; the third one-month rent-free period is from January 20, 2015 to February 19, 2015; the fourth three-day rent-free period is from March 17, 2015 to March 19, 2015.

2) The renewed lease term of the house is from March 20, 2015 to March 19, 2018. Party A offers Party B a rent-free period lasting for three months and seven days. The first one-month rent-free period is from May 20, 2015 to June 19, 2015; the second one-month rent-free period is from August 20, 2015 to September 19, 2015; the third one-month rent-free period is from November 20, 2015 to December 19, 2015; the fourth seven-day rent-free period is from March 13, 2016 to March 19, 2016.

Within the decoration works periods or rent-free periods, rent is exempted from Party B but related property management fees and other expenses generated because of Party B shall be paid.

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3. Standard of Rent

1) Standard of house rental: 6.5 yuan/square meter/day, the monthly rent of the house is RMB 21,154.79 including the property management fees and housing rental taxes.

2) Area of the original house: 107 square meters;

3) To avoid ambiguity, the daily rent is implemented following the standard: daily rent=monthly rent * 12/365.

4) The rent is paid bimonthly, the lessee is asked to pay the rent for the following two months before the 15th of each due month; the first rent is asked to be paid before or on the contract signing date.

5) In the former lease term of original rental house, Party B is asked to transfer the rent to Party A’s account based on the above-mentioned standard and the property management fees will be transferred to the property management company by Party A (except in the decoration works and rent-free periods); in the lease term of expanded rental house, Party B is asked to pay the property management fees to the property management company directly and the net rent to the Party A account. The net rent of the original house is RMB 18,158.79.

4. Property Management Fees and Other Expenses

The standard of annual property management fees in the renewed lease term is 28 yuan per square meter. The monthly property management fee of the house is 2,996 yuan. The property management company of the Tower is entitled to adjust the property management fees and other related expenses based on actual situation but a prior notice in 30 days and related explanatory documents are required.

5. Other Expenses

Other expenses incurred due to the house rental, including but not limited to water, electricity, gas, network, landline, television communication, decoration management fees and etc, shall be paid by Party B to related departments or the property management company. The above-mentioned fees should be paid according to the requirements of property management company and charging departments. When there is an adjustment on the charges, the fees should be paid according to the latest adjusted standards.

6. Account Appointed by Party A

Account Name: Tianjin Changhe Heli Investment Company (Limited partnership), Beijing Sales Business Segment

Opening Branch: Beijing Jianguomen Sub-branch of China Everbright Bank Co., Ltd.

Account No.: [*]

(The end of Text)

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Appendix II The Plan

The house plan is only used to confirm the scope and location of rental housing. It cannot be used as basis of lease area.

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